Realizing our Ever Greater Potential Thomas C. Shafer Vice Chairman, Chief Executive Officer of Chemical Bank Dennis Klaeser Chief Financial Officer Katie Wendt Chief Accounting Officer February 2017 KBW Winter Financial Services Symposium

This presentation and the accompanying presentation by management may contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation ("Chemical"). Words and phrases such as "anticipates," "believes," “focus,” "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. These statements include, among others, that Chemical is well-positioned to build market share and enhance revenue growth, plans to invest in commercial lending and banking teams, make key operational staff additions and enhance core operating systems, the strength of our loans pipeline, including expected first quarter loan originations, our focus and expectations around building shareholder value, including organic revenue growth, and cost discipline and expanding our market presence and product lines. All statements referencing future time periods are forward-looking. Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain. Forward-looking statements are based upon current beliefs and expectations and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Risk factors including, without limitation: • Chemical’s ability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry; • Chemical’s ability to grow its deposits while reducing the number of physical branches that it operates; • Chemical’s ability to control operational expenses; • Negative reactions to the branch closures by Chemical Bank’s customers, employees and other counterparties; • Economic conditions (both generally and in Chemical’s markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • A general decline in the real estate and lending markets, particularly in Chemical’s market areas, could negatively affect Chemical’s financial results; • Increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses; • Restrictions or conditions imposed by Chemical’s or Chemical Bank’s regulators on Chemical’s or Chemical Bank’s operations may make it more difficult for Chemical to achieve its goals; • Legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect Chemical; • Changes in the interest rate environment may reduce margins or the volumes or values of the loans Chemical makes or has acquired; and • Economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which Chemical operates. In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical’s most recent Annual Report on Form 10-K or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual Report on Form 10-K. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. Forward-Looking Statements 2

Non-GAAP Financial Measures This presentation and the accompanying presentation by management contain certain non-GAAP financial disclosures that are not in accordance with U.S. generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include Chemical’s tangible shareholders' equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent basis, operating expenses-core (which excludes merger and restructuring expenses and impairment of income tax credits), operating expenses-efficiency ratio (which excludes merger and restructuring expenses, impairment of income tax credits and amortization of intangibles), the adjusted efficiency ratio (which excludes significant items, impairment of income tax credits, loan servicing rights change in fair value gains (losses), amortization of intangibles, net interest income FTE adjustments, (losses) gains from sale of investment securities and closed branch locations) and other information presented excluding significant items, including net income, diluted earnings per share, return on average assets and return on average shareholders' equity. Chemical uses non-GAAP financial measures to provide meaningful, supplemental information regarding its operational results and to enhance investors’ overall understanding of Chemical’s financial performance. The limitations associated with non-GAAP financial measures include the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. These disclosures should not be considered an alternative to Chemical’s GAAP results. See the Appendix included with this presentation for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Non-GAAP Financial Measures 3

Emphasize our strategy of being the Premier Midwest Community Bank 4 1 Demonstrated track record of organic growth2 Strong performance metrics and profitability should drive upside3 Realizing our ever greater potential  The largest banking company headquartered in Michigan  Scalable core strategies and disciplines  Proven organic growth initiatives  Leadership in EPS growth among peers (1)  Total Return out-performans (peers and indices) (1)  ROAA(2) 1.3%, ROAE(2) 9.4%, ROATCE(2) 16.5%, low efficiency ratio  Delivering on projected merger benefits  Consistent EPS growth performance  Market share growth  Revenue enhancements  Concentrate on achieving cost savings and exploiting business synergy opportunities  Continue to build out and enhance risk management practices (1) Source: S&P Global Market Intelligence (2) ROAA, ROAE and ROATCE, excluding significant items, are non-GAAP financial measure. “Significant items” are defined as merger expenses, restructuring expenses and the fourth quarter of 2017 losses on sales of investment securities as part of the Corporation’s treasury and tax management objectives. Refer to the Appendix for a reconciliation of non-GAAP financial measures. Overview 4

 “Local” community bank  Strong belief in the community banking concept  Community-driven leadership, rapid local response  Emphasis on building relationships  We know our markets; what works, and what does not work  Strong credit culture  Diversification  In-depth knowledge of our customers and markets  Underwriting discipline  Low cost, stable, core funding – starts at relationship level  Expense management and control  Clean balance sheet, solid capital ratios and intense focus on effective capital deployment  Identify, hire, motivate and retain talented individuals to carry out our relationship strategies  Sustain long-term growth through combination of organic and acquisitive growth  Higher lending limits provide enhanced middle market lending growth opportunities  Opportunities for fee income growth from Wealth Management and Mortgage Banking synergies  Enhancing preparedness for future acquisitive growth opportunities in Michigan, Ohio, and Indiana Scalable Core Strategies & Disciplines Core Values 5

6 EPS Growth Translates to Outsized Shareholder Return Source: CHFC data per Company Documents, Peer data per S&P Global Market Intelligence; Market data as of 1/30/2018 (1) Diluted EPS, excluding significant items, is a non-GAAP financial measure. Peer Income excludes extraordinary items, non-recurring items and gains/losses on sale of securities. Please refer to reconciliation of non-GAAP financial measures for CHFC calculations. (2) Peers include nationwide banks with $10 to $25 billion in total assets (3) Includes cash dividends paid on common shares Diluted EPS, excluding significant items, Growth(1) Total Shareholder Return (%)(3) (2) E P S ( $ ) D iluted E P S , excluding significant item s, Y oY G row th (% ) T o t a l S h a r e h o l d e r R e t u r n ( % ) (2) CHFC ’12-’17 Diluted EPS CAGR: 10.6% (1) (1) ’12-Jan’18 Total Return CAGR: CHFC: 19.6% Peers: 13.9% $1.97 $2.39 $2.17 $2.08 $1.85 $2.00 $2.11 $2.54 $2.88 $3.06 11.5% 8.1% 5.5% 20.4% 13.4% 6.3% 7.6% 4.7% 8.7% 7.1% 7.8% 6.4% 0% 15% 30% 45% $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 2012 2013 2014 2015 2016 2017 CHFC GAAP EPS CHFC Diluted EPS, excluding significant items CHFC Diluted EPS, excluding significant items, YoY Growth Peer Median Adjusted Diluted EPS YoY Growth

 $19.3 billion in assets  Largest banking company headquartered and operating branches in Michigan  Operates 212 banking offices primarily in Michigan, Northeast Ohio and Northern Indiana  Local market knowledge and business development opportunities led by community-based advisory boards  One of the largest trust and wealth management operations of a Michigan-headquartered bank with $5.1 billion in assets under management or custody and another $1.3 billion in assets within the Chemical Financial Advisors Program  Focused on realizing operating and business synergies from Chemical/Talmer merger, enhancing organic growth potential and growing market share in key urban markets  $4.1 billion Market Capitalization(1) (1) Based upon CHFC shares outstanding of 71.3 million and the CHFC stock price of $58.09 on January 30, 2018. About Chemical Financial Corporation 7

8 Delivering on Projected Merger Benefits Source: Company Documents (1) Taken from presentation dated 2/1/2016; presentation filed with the SEC and was utilized by CHFC’s Senior Mgmt. team during analyst / institutional investor meetings to discuss the merger. CHFC 12/31/15 figures have been adjusted to reflect the current non-GAAP methodology utilized; the variance between the non-GAAP calculations are immaterial. (2) Includes nationwide banks with total assets between $10 and $25 billion (3) Denotes a non-GAAP financial measure. Refer to the reconciliations of non-GAAP financial measures. (4) Market data as of 1/29/2016 (5) Market Data as of 1/30/2018 (6) EPS estimates in the 12/31/2015 CHFC column were consensus “Street” estimates just prior to announcement of the merger; estimates in the Pro Forma CHFC / TLMR column were the pro forma estimates provided by CHFC; estimates in the Today column are the current consensus “Street” estimates per Bloomberg (7) For liquidity purposes, securities sold under agreements to repurchase with customers are treated similarly to deposits and are included in this calculation.

62.7% 64.2% 65.3% 63.2% 67.2% 60.1%60.8% 63.1% 61.6% 58.7% 54.4% 51.9% 59.5% 63.0% 61.2% 59.4% 57.5% 59.6% 50.0% 53.0% 56.0% 59.0% 62.0% 65.0% 68.0% 2012 2013 2014 2015 2016 2017 CHFC, GAAP CHFC, adjusted Peer Median 11.2% 11.4% 10.3% 12.8% 11.2% 10.2% 11.2% 11.4% 11.2% 13.7% 14.6% 15.2% 10.9% 11.8% 11.5% 11.5% 11.4% 13.4% 8.00% 10.00% 12.00% 14.00% 16.00% 2012 2013 2014 2015 2016 2017 CHFC CHFC, adjusted Peer Median 0.9% 1.0% 1.0% 1.0% 0.9% 0.8% 0.9% 0.9% 1.0% 1.1% 1.2% 1.2% 0.9% 1.1% 1.1% 1.1% 1.1% 1.0% 0.7% 0.8% 0.9% 1.0% 1.1% 1.2% 1.3% 2012 2013 2014 2015 2016 2017 CHFC, GAAP CHFC, adjusted Peer Median ROAA(3)(%) Performance Metrics Source: S&P Global and Company Documents; CHFC GAAP from S&P Global (1) CHFC Income excludes merger and acquisition expenses, restructuring expenses , fourth quarter of 2017 charge to income tax due to revaluation of net deferred tax asset, fourth quarter 2017 losses on sale of investment securities taken as a treasury and tax management objective and gains on sales of branches. Peer income excludes extraordinary items, non-recurring items and gains/losses on sale of securities. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. (2) Peers include nationwide banks with $10 to $25 billion in total assets as of the most recent quarter; ratios are presented on an “adjusted” basis, see footnote 1. (3) ROAA, ROATCE and the efficiency ratio, excluding significant items, are non-GAAP financial measures. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. ROATCE(3)(%) Efficiency Ratio, non-GAAP(3)(%) (2) (2) (2) Dividends per Share ($) (1) (1) $0.82 $0.87 $0.94 $1.00 $1.06 $1.10 $0.70 $0.80 $0.90 $1.00 $1.10 $1.20 2012 2013 2014 2015 2016 2017 (1) 9

CHFC is Largest MI‐Headquartered Banking Company CHFC Operating Markets Source: S&P Global Market Intelligence. Deposit data as of 6/30/2017. Note: CHFC’s two branches in Northern Indiana are excluded from the South Michigan region. (1) Local is defined as banks headquartered in Michigan Northern Michigan Southeast Michigan West Michigan  East Michigan Northeast Ohio The Premier Midwest Community Bank South Michigan  Mahoning Valley (Ohio)  Deposit Market Share Rank Number of Branches Deposits in Market ($000) Market Share (%) East Michigan 1 53 3,518,089 22.8% Northern Michigan 1 51 2,265,263 18.0% South and West Michigan 2 72 3,456,080 9.0% Southeast Michigan 10 30 2,538,018 1.8% Ohio (Mahoning Valley and Northeast) 12 26 1,386,932 1.3% 10

Overlapping Michigan Markets New Michigan & Ohio MarketsOther Markets  Southwest MI East  MI Southeast MI OHNorthern MI (1) Source: USDOC’s Bureau of Economic Analysis. Considered the largest  Metropolitan Statistical Area for each region. The Northern Michigan region does not have a Metropolitan Statistical Area as defined by  the Bureau of Economic Analysis (2) State Deposits are in billions per S&P Global and as of 6/30/17 (3) Source: S&P Global Market Intelligence All Major MI Markets & OH Growth Opportunity 96% of businesses / 96% of population is within MI footprint(3) Southeast Michigan represents more than 50% of Michigan GDP – a significant opportunity with recent market disruption CHFC Footprint By State & Regional Market MI OH Southwest MI East MI Northern MI Southeast MI OH Michigan  Penetration TotalDeposits ($B) $11.8 $1.4 $3.5 $3.5 $2.3 $2.5 $1.4 Market Share Rank 7 21 2 1 1 10 12 Deposit Market Share (%) 5.6% 0.4% 9.0% 22.8% 18.0% 1.8% 1.3% Market Information (as a % of): % of State ($B) GDP  (1) 12% 2% ‐ 52% 21% % of State Deposits  (2) 18% 7% 6% 66% 32% 98% % of State Businesses (3) 25% 13% 11% 47% 39% 96% % of State Population (3) 25% 13% 9% 50% 37% 97% 11

 Increase in in-house lending limit and new Middle Market Loan Committee creates new opportunities  2017 Highlights  $388 million in loans outstanding at year end  $188 million of net loan growth  17 new clients  Expected Q1 2018 new loan originations of $50 million Realizing our ever greater potential Commercial Middle Market Lending - December 2017 Southeast Michigan Ohio West Michigan Other Total Current Loans  (#) 13 10 5 11 34 Current Loans  ($)  $124 million $120 million $35 million $109 million $388 million 12

 Through 12/31/2017, hired 45 mortgage loan officers (net 20), 3 producing sales managers (net minus 1) and 2 non-producing sales managers  Anticipate hiring 20 – 25 additional MLO’s in 2018 (have added 3 MLO’s since 12/31/17, including 1 CRA lender)  Opportunity & Focus: Grand Rapids, Southeast Michigan and Cleveland  Michigan Market Penetration:  4Q2016 (average): 2.05%  1Q2017 (average): 2.47%  2Q2017 (average): 4.30% (ranked #3 in Michigan)  Origination Volume:  4Q2016: $490.5 million – 60% purchase / 40% refinance; 54% sale / 46% portfolio  1Q 2017: $313.3 million – 65% purchase / 35% refinance; 46% sale / 54% portfolio  2Q 2017: $463.2 million – 76% purchase / 24% refinance; 45% sale / 55% portfolio  3Q 2017: $482.5 million – 73% purchase / 27% refinance; 47% sale / 53% portfolio  4Q 2017: $408.6 million – 70% purchase / 30% refinance; 48% sale / 52% portfolio  YTD 2017: $1.67 billion – 72% purchase / 28% refinance; 46% sale / 54% portfolio  Key strategic focus in 2018 is to increase proportion of loans originated for sale in order to enhance the run rate of mortgage banking fee income  Adjust the ARM index from CMT to LIBOR in order to sell ARM loans into the secondary market  Increase margin on portfolio products  Additional MLO training on conforming products Realizing our ever greater potential Mortgage Lending - Opportunity, Enhancement, Growth (October 2016 through December 2017) 13

 Emphasize our strategy of being the Premier Midwest Community Bank  Focus on what will build shareholder value • Organic revenue growth and cost discipline • Concentrate on controlling costs while reinvesting in our people and systems • Expand our market presence and product lines where additional value can be created • Rationalization of branch locations Closing Comments 14

Supplemental Information

Fourth Quarter 2017 Highlights  Diluted earnings per share of $0.13, compared to $0.56 in the 3rd qtr. 2017 and $0.66 in the 4th qtr. 2016  Diluted earnings per share, excluding significant items,(1)(2) of $0.87; up 14.5% from 3rd qtr. 2017 and up 16.0% from 4th qtr. 2016  Return on average assets and return on average shareholders' equity of 0.20% and 1.4%, respectively, in 4th qtr. 2017 (1.31% and 9.4%, respectively, excluding significant items(1)(2))  Return on average tangible shareholders' equity of 2.5% in 4th qtr. 2017 (16.5%, excluding significant items(1)(2))  Loan Growth ▪ $321.9 million in 4th qtr. 2017, or 9.3% annualized (quarter over quarter organic loan growth: 14.5% real estate construction, 4.3% commercial real estate, 2.0% commercial and 1.0% residential mortgage loans)  Asset quality ratios ▪ Nonperforming loans/total loans of 0.45% at December 31, 2017; increased from 0.39% at September 30, 2017, and from 0.34% at December 31, 2016 ▪ Net loan charge-offs/average loans of 0.04% (1) "Significant items" include merger and restructuring expenses, the charge to income tax expense as a result of the revaluation of the fourth quarter of 2017 net deferred tax assets following the signing of the Tax Cuts and Jobs Act, the fourth quarter of 2017 losses on sales of investment securities as a treasury and tax management objective and the fourth quarter of 2016 gain on sales of branch offices. (2) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. 16

Income Statement Highlights

Financial Highlights

(in thousands except per share data)	2017 4th Qtr.	2017 3rd Qtr.	2016 4th Qtr.
Net interest income	**$ 145,905**	$ 143,628	$ 132,447
Provision for loan losses	**7,522**	5,499	6,272
Noninterest income	**32,319**	32,122	54,264
Operating expenses	**100,022**	119,539	114,302
Operating expenses, excl. merger and restructuring expenses and impairment of income tax credits(1)	**91,298**	95,241	96,286
Merger expenses	**1,511**	2,379	18,016
Restructuring expenses	**1,056**	18,824	—
Impairment of income tax credits	**6,157**	3,095	—
Net income	**9,446**	40,459	47,168
Net income, excl. significant items(1)	**62,686**	54,241	54,074
Diluted EPS	**0.13**	0.56	0.66
Diluted EPS, excl. significant items(1)	**0.87**	0.76	0.75
Return on Avg. Assets	**0.20%**	0.86%	1.09%
Return on Avg. Shareholders' Equity	**1.4%**	6.1%	7.4%
Return on average tangible shareholders' equity, excluding significant items(1)	**16.5%**	14.6%	15.3%
Efficiency Ratio	**56.1%**	68.0%	61.2%
Efficiency Ratio - Adjusted(1)	**47.4%**	51.2%	53.7%
Equity/Total Assets	**13.8%**	13.8%	14.9%
Tangible Shareholders' Equity/Tangible Assets(1)	**8.3%**	8.3%	8.8%
Book Value/Share	**$ 37.48**	$ 37.57	$ 36.57
Tangible Book Value/Share(1)	**$ 21.21**	$ 21.36	$ 20.20

(1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures.

Prior Quarter Comparison

- Higher net interest income in Q4 compared to Q3, due to organic loan growth and higher average balance of investment securities–partially offset by higher average balances of deposits
- Operating expenses decreased primarily due to decreases in restructuring expenses and other line items resulting from the restructuring efforts–partially offset by an increase in impairment related to federal housing tax credits
- Slight increase in noninterest income primarily due to increases in net gain on sale of loans and other mortgage banking revenue and interest rate swap fee income, partially offset by losses on sale of investment securities
- Increase in provision for loan losses, primarily due to net organic loan growth

Prior-Year Quarter Comparison

- Increase in net interest income, attributable to increase in investment securities and organic growth in total loans during the twelve months ended December 31, 2017 and impact of the Talmer merger

17

2015 Total: $86.8(1); $92.3(2)(3) 2016 Total: $108.0(1); $143.7(2)(3) 2017 Total: $149.5(1); $219.6(2)(3) (1)Net Income (2)Net Income, excluding significant items. (3)Denotes a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. $62.7(2)(3) Net Income Trending Upward ($ Millions, except EPS data) Net Income $0.57(3) Net Income Trending Upward ($ Millions, except EPS data) 2015 2016 2017 $54.2(2)(3) 18 $54.1(2)(3) Significant items (after-tax) Net Income __ Diluted EPS, excluding significant items (non-GAAP) (3) $0.87((3)

Loan Portfolio Composition ($ Millions) $1,164 19 December 31, 2016 $12,991 December 31, 2017 $14,155 Total Loan Growth -  Commercial  CRE/C&D  Residential  Consumer Loan Growth - Year Ended December 31, 2017

2015 - $476 2016 - $837 2017 - $1,164 $15 $224 $181 $280 $56 $1,164 $837 $96 $186 Loan Growth* ($ Millions) $275 *Excludes the impact of the $4.88 billion of loans acquired in the Talmer merger. $282 20  Commercial  CRE/C&D  Residential  Consumer Loan Growth - 2016 Total* Loan Growth - 2017 YTD $166 $394 Quarterly Loan Growth Trends $322

Q4 2017 Q3 2017 Q2 2017 Q1 2017 2017 Total 2016 Total* Originated Loan Portfolio Commercial $ 153 $ 71 $ 195 $ 88 $ 507 $ 380 CRE/C&D 356 139 313 238 1,046 594 Residential 86 197 89 119 491 258 Consumer (4) 89 103 56 244 418 Total Originated Loan Portfolio Growth $ 591 $ 496 $ 700 $ 501 $ 2,288 $ 1,650 Acquired Loan Portfolio Commercial $ (87) $ (111) $ (88) $ (52) $ (338) $ (292) CRE/C&D (98) (92) (94) (64) (348) (317) Residential (55) (102) (97) (72) (326) (133) Consumer (29) (25) (27) (31) (112) (71) Total Acquired Loan Portfolio Run-off $ (269) $ (330) $ (306) $ (219) $ (1,124) $ (813) Total Loan Portfolio Commercial $ 66 $ (40) $ 107 $ 36 $ 169 $ 88 CRE/C&D 258 47 219 174 698 277 Residential 31 95 (8) 47 165 125 Consumer (33) 64 76 25 132 347 Total Loan Portfolio Growth $ 322 $ 166 $ 394 $ 282 $ 1,164 $ 837 Loan Growth (Run-off) ($ Millions) Loan Growth* – Originated v. Acquired *Excludes the impact of the $4.88 billion of loans acquired in the Talmer merger. 21 Loan Growth (Run-off) ($ Millions)

(1)Comprised of $0.8 billion of growth in customer deposits, partially offset by a $0.1 billion decrease in brokered deposits. (2)Cost of deposits based on period averages. Total Deposits – December 31, 2016 $12.9 Total Deposits – December 31, 2017 $13.6 Deposit Growth $0.7, 5.2%(1) Total Deposits ($ Billions) Deposit Composition (2) 2016 2017 22 Total Deposits ($ Billions) Average Deposits ($ Millions) & Cost of Deposits(2) (%)  Noninterest-bearing Demand Deposits  Interest-bearing Demand Deposits  Savings Deposits  Time Deposits  Brokered Deposits $(0.1) $(0.1)

Average Cost of Funds Q4 2017 – 0.56% Average Cost of Funds Q3 2017 – 0.53% $16.5 billion $16.4 billion Average cost of wholesale borrowings – 1.43% Average cost of wholesale borrowings – 1.35% Funding Breakdown ($ Billions) 23 September 30, 2017 December 31, 2017  Deposits:  Time Deposits  Customer Repurchase Agreements Wholesale borrowings (at December 31, 2017: brokered deposits - $0.1 billion, short and long term borrowings - $2.4 billion) Interest and noninterest- bearing, demand, savings, money market

ALL NPLs 2015 2016 2017 Originated Loans ($ billions) $3.3 $3.8 $4.3 $5.0 $5.8 $7.5 $9.8 Acquired Loans ($ billions) 0.5 0.4 0.3 0.7 1.5 5.5 4.4 Total Loans ($ billions) $3.8 $4.2 $4.6 $5.7 $7.3 $13.0 $14.2 Originated ALL $88 $84 $79 $76 $73 $78 $92 Acquired ALL — — — — — — — Total ALL $88 $84 $79 $76 $73 $78 $92 Originated ALL/ Originated Loans 2.60% 2.22% 1.81% 1.51% 1.26% 1.05% 0.94% NPLs/ Total Loans 2.05% 1.71% 1.36% 0.89% 0.86% 0.34% 0.45% Credit Mark as a % of Unpaid Principal on Acquired Loans 6.6% 6.0% 7.8% 5.4% 4.4% 3.1% 2.4% Provision for Loan Losses vs. Net Loan Losses Credit Quality ($ Millions, unless otherwise noted) Provision for Loan Losses vs. Net Loan Losses (Originated loan portfolio) Nonperforming Loans (NPLs) and Allowance for Loan Losses (ALL) 24

Net Interest Margin(1) and Loan Yields Net Interest Margin(1) Purchase Accounting Accretion on Loans Loan Yields Net Interest Income (Quarterly Trend) Net Interest Income, Net Interest Margin and Loan Yields (1)Computed on a fully taxable equivalent basis (non-GAAP) using a federal income tax rate of 35%. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. 25 Quarterly Tre 2016 2017 2016 2017

$20.9 $32.1 Quarterly Non-Interest Income * Significant items: Q4 2017 included a $7.6 million loss on investment securities and Q4 2016 included a $7.4 million gain on sales of branch offices. $41.6 $27.8 $54.3* 26 Quarterly 2016 2017 $38.0 $19.4 $32.3*

$68.6(1) $106.1 $56.0(1) $59.1 $96.3(1) $114.3 Quarterly Operating Expenses $98.2 $100.0(1) 27 Quarterly 2016 2017 $104.2 $97.7(1) $95.2(1) $119.5 (1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. $56.3(1) $58.9 $100.0 $91.3(1)

Peer Average 12/31/2016(1) CHFC 12/31/2016 CHFC 9/30/2017 CHFC 12/31/2017 Tangible Book Value / Share(2) NA $20.20 $21.36 $21.21 Tangible Common Equity / Tangible Assets(2) 8.1% 8.8% 8.3% 8.3% Tier 1 Capital(3) 10.8% 10.7% 10.5% 10.2% Total Risk-Based Capital(3) 12.6% 11.5% 11.2% 1% Capital (1)Source SNL Financial – ASB, WTFC, CBSH, TCB, UMBF, PVTB, MBFI, ONB, FMBI and FFBC (ordered by asset size). (2)Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. (3)Estimated at December 31, 2017 Tangible Book Value and Capital Ratios Tangible Book Value per Share(2) (TBV) Roll Forward 28

0.00 0.20 0.40 0.60 0.80 1.00 1.20 $ P e r S h a r e Performance & Expectations Analyst Consensus  Consistent growth and performance for shareholders through economic cycles  Mergers have created the opportunity to strengthen the foundation for delivering sustainable, strong EPS growth into the future Consensus EPS Consensus Dividend SNL Core EPS Common Dividend 29 Consistent EPS Growth Performance Source: S&P Global Market Intelligence analyst consensus estimates as of 1/30/2018

Appendix: Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q4 2017	Q3 2017	Q4 2016	Full Year 2017	Full Year 2016
Shareholders' equity	**$ 2,668,749**	$ 2,673,089	$ 2,581,526		
Goodwill, CDI and non-compete agreements, net of tax	**(1,158,738)**	(1,153,576)	(1,155,528)		
Tangible shareholders' equity	**$ 1,510,011**	$ 1,519,513	$ 1,425,998		
Common shares outstanding	**71,207**	71,152	70,599		
Tangible book value per share	**$ 21.21**	$ 21.36	$ 20.20		
Total assets	**$19,280,873**	$19,354,308	$17,355,179		
Goodwill, CDI and non-compete agreements, net of tax	**(1,158,738)**	(1,153,576)	(1,155,528)		
Tangible assets	**$18,122,135**	$18,200,732	$16,199,651		
Tangible shareholders' equity to tangible assets	**8.3%**	8.3%	8.8%		
Net income	**$ 9,446**	$ 40,459	$ 47,168	**$ 149,523**	$ 108,032
Significant items, net of tax[(1)]	**53,240**	13,782	6,906	**70,033**	35,695
Net income, excl. significant items[(1)]	**$ 62,686**	$ 54,241	$ 54,074	**$ 219,556**	$ 143,727
Diluted earnings per share	**$ 0.13**	$ 0.56	$ 0.66	**$ 2.08**	$ 2.17
Effect of significant items, net of tax[(1)]	**0.74**	0.20	0.09	**0.98**	0.71
Diluted earnings per share, excl. significant items[(1)]	**$ 0.87**	$ 0.76	$ 0.75	**$ 3.06**	$ 2.88
Average assets	**$19,207,430**	$18,858,148	$17,264,668	**$18,465,156**	$12,037,155
Return on average assets	**0.20%**	0.86%	1.09%	**0.81%**	0.90%
Effect of significant items, net of tax[(1)]	**1.11%**	0.29%	0.16%	**0.38%**	0.29%
Return on average assets, excl. significant items[(1)]	**1.31%**	1.15%	1.25%	**1.19%**	1.19%
Average shareholders' equity	**$ 2,676,029**	$ 2,643,233	$ 2,564,943	**$ 2,627,862**	$ 1,546,721
Average goodwill, CDI and noncompete agreements, net of tax	**1,156,122**	1,153,394	1,153,598	**1,155,734**	582,536
Average tangible shareholders' equity	**1,519,907**	1,489,839	1,411,345	**1,472,128**	964,185
Return on average shareholders' equity	**1.4%**	6.1%	7.4%	**5.7%**	7.0%
Effect of significant items, net of tax[(1)]	**8.0**	2.1	1.0	**2.7**	2.3
Return on average shareholders' equity, excl. significant items[(1)]	**9.4%**	8.2%	8.4%	**8.4%**	9.3%
Return on average tangible shareholders' equity	**2.5%**	10.9%	13.4%	**10.2%**	11.2%
Effect of significant items, net of tax[(1)]	**14.0**	3.7	1.9	**4.7**	3.7
Return on average tangible shareholders' equity, excl. significant items[(1)]	**16.5%**	14.6%	15.3%	**14.9%**	14.9%

(1) "Significant items" include merger and restructuring expenses, the charge to income tax expense as a result of the revaluation of the net deferred tax assets, the fourth quarter of 2017 losses on sales of investment securities and the fourth quarter of 2016 gain on sales of branch offices.

30

Appendix: Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	Q4 2017	Q3 2017	Q4 2016
Efficiency Ratio:			
Total revenue – GAAP	**$ 178,224**	$ 175,750	$ 186,711
Net interest income FTE adjustment	**3,580**	3,260	2,945
Loan servicing rights change in fair value (gains)losses	**13**	4,041	(6,348)
Significant items[1]	**7,556**	(1)	(7,467)
Total revenue – Non-GAAP	**$ 189,373**	$ 183,050	$ 175,841
Operating expenses – GAAP	**$ 100,022**	$ 119,539	$ 114,302
Merger and restructuring expenses	**(2,567)**	(21,203)	(18,016)
Impairment of income tax credits	**(6,157)**	(3,095)	—
Operating expenses, core - Non-GAAP	**91,298**	95,241	96,286
Amortization of intangibles	**(1,525)**	(1,526)	(1,843)
Operating expenses, efficiency ratio -excluding merger & restructuring expenses, impairment of income tax credits and amortization of intangibles - Non-GAAP	**$ 89,773**	$ 93,715	$ 94,443
Efficiency ratio – GAAP	**56.1%**	68.0%	61.2%
Efficiency ratio – adjusted	**47.4%**	51.2%	53.7%
Net Interest Margin:			
Net interest income – GAAP	**$ 145,905**	$ 143,628	$ 132,447
Adjustments for tax equivalent interest:			
Loans	**(855)**	(824)	(838)
Investment securities	**(2,725)**	(2,436)	(2,107)
Total taxable equivalent adjustments	**(3,580)**	(3,260)	(2,945)
Net interest income (on a tax equivalent basis)	**$ 149,485**	$ 146,888	$ 135,392
Average interest-earning assets	**$ 17,138,285**	$ 16,815,240	$ 15,156,107
Net interest margin – GAAP	**3.39%**	3.40%	3.48%
Net interest margin (on a tax-equivalent basis)	**3.47%**	3.48%	3.56%

(1) Significant items include fourth quarter 2017 losses on sales of investment securities.

31

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)

	2017	2016	2015	2014	2013
Net income	**$149,523**	$108,032	$86,830	$62,121	$56,808
Significant items, net of tax [(1)]	**70,033**	35,695	5,484	4,555	0
Net income, excluding significant items	**$219,556**	$143,727	$92,314	$66,676	$56,808
Diluted earnings per share	**$2.08**	$2.17	$2.39	$1.97	$2.00
Effect of significant items, net of tax [(1)]	**0.98**	0.71	0.15	0.14	0.00
Diluted earnings per share, excluding significant items	**$3.06**	$2.88	$2.54	$2.11	$2.00
Average assets	**$18,465,156**	$12,037,155	$8,481,228	$6,473,144	$5,964,592
Return on average assets	**0.81%**	0.90%	1.02%	0.96%	0.95%
Effect of significant items, net of tax [(1)]	**0.38%**	0.29%	0.07%	0.07%	0.00%
Return on average assets, excluding significant items	**1.19%**	1.19%	1.09%	1.03%	0.95%
Efficiency Ratio:					
Total revenue – GAAP	**$ 701,597**	$ 503,431	$ 354,224	$ 275,646	$ 257,056
Net interest income FTE adjustment	**13,077**	9,642	7,452	5,975	5,355
Loan servicing rights change in fair value	**6,375**	(5,112)	0	0	0
Losses (gains) on sale of investment securities and closed branch locations [(2)]	**0**	(669)	(779)	0	(1,133)
Significant items [(3)]	**7,388**	(7,391)	0	0	0
Total revenue – Non-GAAP	**$728,437**	$499,901	$360,897	$281,621	$ 261,278
Operating expenses – GAAP	**$421,994**	$338,418	$223,894	$179,925	$ 164,948
Merger, acquisition and restructuring expenses	**(28,402)**	(61,134)	(7,804)	(6,388)	0
Impairment of income tax credits	**(9,252)**	0	0	0	0
Amortization of intangibles	**(6,089)**	(5,524)	(4,389)	(2,029)	(1,909)
Operating expenses – Non-GAAP	**$378,251**	$271,760	$211,701	$171,508	$163,039
Efficiency ratio – GAAP	**60.1%**	67.2%	63.2%	65.3%	64.2%
Efficiency ratio – adjusted	**51.9%**	54.4%	58.7%	60.9%	62.4%

(1) Significant items include merger and restructuring expenses, losses on sales of investment securities and gains on sales of branches.
(2) Excluding the fourth quarter of 2017 losses on sales of investments taken as part of our treasury and tax management objectives deemed a significant item.
(3) Significant items include net interest income FTE adjustment, loan servicing rights change in fair value, fourth quarter of 2017 losses on sales of investment securities, gains on sales of branches, merger and restructuring, impairment of income tax credits and amortization of intangibles.

32

2017 2016 2015 2014 2013 Average Tangible Common Equity Average common equity $2,627,862 $ 1,546,721 $ 919,328 $ 754,211 $ 626,555 Average goodwill, CDI and noncompete agreements, net of tax (1,155,734) (582,536) (245,894) (157,634) (127,363) Average tangible common equity $1,472,128 $ 964,185 $ 673,434 $ 596,577 $ 499,192 Return on Average Tangible Shareholders’ Equity Net Income $149,523 $108,032 $86,830 $62,121 $56,808 Net income, excluding significant items(1) $219,556 $143,727 $92,314 $66,676 $56,808 Average tangible shareholders’ equity $1,472,128 $964,185 $ 673,434 $ 596,577 $ 499,192 Return on average tangible shareholders’ equity 10.2% 11.2% 12.9% 10.4% 11.4% Return on average tangible shareholders’ equity, excluding significant items(1) 14.9% 14.9% 13.7% 11.2% 11.4% Non-GAAP Reconciliation (Dollars in thousands) (1) Significant items include merger and restructuring expenses, fourth quarter of 2017 losses on sales of investment securities, gains on sales of branches, and fourth quarter of 2017 revaluation of net deferred tax assets. 33